SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 23, 2003

VIGNETTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25375	74-2769415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

1601 South MoPac Expressway, Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(512) 741-4300

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

Number	Description

99.1	Transcript of Vignette Corporation’s first quarter 2003 financial results conference call held on April 23, 2003.

99.2	Consolidated Statements of Operations and Non-GAAP Consolidated Statements of Operations for both the three months ended March 31, 2003 and 2002.

Item 9. Regulation FD Disclosure

On April 23, 2003, Vignette Corporation (the “Company” or “Vignette”) presented its financial results for the first quarter ended March 31, 2003 in a conference call with investors and analysts. The conference call (i) was originally announced in a press release dated April 4, 2003; (ii) was made available to the public through Web cast and teleconference; and (iii) is available for replay at the Investor Relations section of www.vignette.com. A transcript of the conference call is attached hereto as Exhibit 99.1. The Consolidated Statements of Operations and the Non-GAAP Consolidated Statements of Operations for both the three months ended March 31, 2003 and 2002 are attached hereto as Exhibit 99.2.

In accordance with the procedural guidance in SEC Release No. 33-8216, the information in this Form 8-K and the Exhibit attached hereto is being furnished under “Item 9. Regulation FD Disclosure” rather than under “Item 12. Disclosure of Results of Operations and Financial Condition.” The information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

USE OF NON-GAAP FINANCIAL INFORMATION

During the conference call, the Company discussed both historical and forward-looking financial information presented in accordance with generally accepted accounting principles (“GAAP”). In addition, the Company discussed comparable pro-forma, or non-GAAP, financial data. Specifically, Vignette Corporation used non-GAAP measures of gross profit, operating loss, loss before income taxes, net loss and net loss per share, which were adjusted from results based on GAAP to exclude certain expenses. Vignette Corporation believes non-GAAP financial information is a more accurate representation of the Company’s financial performance and uses non-GAAP information internally to evaluate and manage the Company’s operations. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our financial performance. The presentation of this additional information is not a substitute for results prepared in accordance with accounting principles generally accepted in the United States. See Exhibit 99.2 for a reconciliation of the non-GAAP to GAAP financial data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGNETTE CORPORATION

Date: April 29, 2003	By:	/s/ THOMAS E. HOGAN
Thomas E. Hogan
President and Chief Executive Officer

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